Exhibit 99.1

DISCOVER FINANCIAL SERVICES REPORTS THIRD QUARTER RESULTS:
NET INCOME OF $180 MILLION AND EARNINGS PER SHARE OF $.37

Riverwoods, IL, Sept. 25, 2008 - Discover Financial Services (NYSE: DFS) today reported net income for the third quarter of 2008 of $180 million, or $.37 per share, as compared to $202 million, or $.42 per share, in the third quarter of 2007.  Income from continuing operations was $179 million, or $.37 per share, as compared to $244 million, or $.51 per share, in the third quarter of 2007.

Third Quarter Highlights

•	Managed loans grew 6% from last year to $50 billion; Discover Card sales grew 5% to $25 billion.
•	Revenue net of interest expense increased 8% from last year, 14% on a managed basis, while expenses decreased 2%.
•	The third-quarter managed net charge-off rate was 5.20% and the managed over 30 days delinquency rate was 3.85%.
•	The company added reserves in excess of charge-offs of $113 million.
•
The Third-Party Payments segment volume grew 48% to $35 billion, including $5 billion of Diners Club International volume. The company completed its acquisition of Diners Club International on June 30, 2008.

“While the consumer credit environment and funding costs continue to be challenging, Discover’s results demonstrate the underlying quality of our customer base and reflect our disciplined loan underwriting process and multi-channel funding strategy,” said David Nelms, chief executive officer of Discover Financial Services. “Card sales volume and receivables grew this quarter as our cardmembers took advantage of the value provided by our various Discover products and programs.”  Nelms added, “The acquisition of Diners Club International, completed this quarter, has quickly added to the already strong results of our Third-Party Payments segment.”

Segment Results (Managed Basis):

U.S. Card

Managed loans grew to $50 billion, up 6% from last year, reflecting growth in both credit card and installment loan receivables.  Total Discover Card volume was up 5% year over year, driven by a 5% increase in sales volume, as well as an 11% increase in balance transfer volume.

The managed over 30 days delinquency rate of 3.85% was up 4 basis points from the second quarter of 2008, and 69 basis points from last year.  The managed net charge-off rate increased to 5.20% for the third quarter of 2008, up 21 and 154 basis points, respectively, from last quarter and last year.

Pretax income was $245 million in the third quarter of 2008, down 36% from the third quarter of 2007.
•
Managed net interest income increased $180 million, or 19%, an improvement of 116 basis points, reflecting widening net interest margins benefiting from lower cost of funds and amortization of balance transfer fees previously included in loan fee revenue.

•
Provision for loan losses increased $336 million, or 80%, due to higher net charge-offs and a $113 million charge to increase loan loss reserves related to owned loan growth in the quarter, as well as a higher reserve rate.

•	Expenses decreased $20 million, or 3%.

Third-Party Payments

The Third-Party Payments segment produced strong transaction volume of $35 billion, up 48% from last year, reflecting the impact of new issuers, increased volumes from existing issuers and the addition of July and August Diners Club International volume of $5 billion.  Diners Club International volume is derived from data provided by licensees and is subject to subsequent revision or amendment.

Pretax income of $29 million was up $19 million from the third quarter of 2007.  Diners Club International contributed $7 million to the segment’s pretax income.
•	Revenue increased $25 million, or 84%, due to increased volumes and fee revenues, as well as a $12 million contribution from Diners Club International.
•	Expenses increased $6 million, or 30%, including $5 million in Diners Club International expenses.

Discontinued Operations

Discontinued operations represent the company’s Goldfish business in the United Kingdom which was sold to Barclays Bank PLC on March 31, 2008. In the third quarter of 2008, the company recognized income from discontinued operations, net of tax, of $1 million versus a loss of $42 million in the third quarter of 2007.

Balance Sheet and Liquidity

The company increased cash liquidity by $1.2 billion since May 2008 to $9.6 billion. Funding growth during the quarter was achieved principally through our deposit channels as deposit balances grew $2 billion in the quarter, including $1 billion in growth from the direct to consumer channel.

Tangible equity was $5.5 billion at August 31, 2008, or 11.2% of net managed receivables.

Dividend Declaration/Stock Repurchase Program

On September 16, 2008, the company declared a cash dividend of $.06 per share, payable on Oct. 22, 2008, to stockholders of record at the close of business on Oct. 1, 2008. No stock repurchases were conducted under the stock repurchase program during the third quarter.

Conference Call and Webcast Information

The company will host a conference call to discuss its third quarter results on Thursday, September 25, 2008, at 10 a.m. Central time.  Interested parties can listen to the conference call via a live audio webcast at http://investorrelations.discoverfinancial.com.

About Discover Financial Services
Discover Financial Services (NYSE: DFS) is a leading credit card issuer and electronic payment services company with one of the most recognized brands in U.S. financial services. The company operates the Discover Card, America's cash rewards pioneer. Since its inception in 1986, the company has become one of the largest card issuers in the United States. Its payments businesses consist of the Discover Network, with millions of merchant and cash access locations; PULSE, one of the nation's leading ATM/debit networks; and Diners Club International, a global payments network with acceptance in 185 countries and territories. For more information, visit www.discoverfinancial.com.

Contacts:

Investors:
Craig Streem, 224-405-3575
craigstreem@discover.com

Media:
Leslie Sutton, 224-405-3965
lesliesutton@discover.com

A financial summary follows. Financial, statistical, and business related information, as well as information regarding business and segment trends, is included in the Financial Supplement. Both the earnings release and the Financial Supplement are available online in the Investor Relations section at www.discoverfinancial.com.

Financial information presented on a managed basis assumes that loans that have been securitized were not sold and presents financial information regarding these loans in a manner similar to the presentation of financial information regarding loans that have not been sold. Management believes it is useful for investors to consider the credit performance of the entire managed loan portfolio to understand the quality of loan originations and the related credit risks inherent in the owned portfolio and retained interests in securitization.  For more information, and a detailed reconciliation, please refer to the schedule titled “Reconciliation of GAAP to Managed Data” attached to this press release.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Discover Financial Services' management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. These forward-looking statements speak only as of the date of this press release, and there is no undertaking to update or revise them as more information becomes available.  The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the actions and initiatives of current and potential competitors; our ability to manage credit risks and securitize our receivables at acceptable rates and under sale accounting treatment; changes in economic variables, such as the number and size of personal bankruptcy filings, the rate of unemployment and the levels of consumer confidence and consumer debt; the level and volatility of equity prices, commodity prices and interest rates, currency values, investments, other market fluctuations and other market indices; the availability and cost of funding and capital; access to U.S. debt and deposit markets; losses in our investment portfolio; the ability to increase or sustain Discover Card usage or attract new cardmembers and introduce new products or services; our ability to attract new merchants and maintain relationships with current merchants; our ability to successfully integrate the Diners Club International network and maintain relationships with network participants; material security breaches of key systems; unforeseen and catastrophic events; our reputation; the potential effects of technological changes; the effect of political, economic and market conditions and geopolitical events; unanticipated developments relating to lawsuits, investigations or similar matters; the impact of current, pending and future legislation, regulation and regulatory and legal actions, including the Federal Reserve Board’s proposed amendments limiting certain credit card practices; our ability to attract and retain employees; the ability to protect our intellectual property; the impact of our separation from Morgan Stanley; the impact of any potential future acquisitions; investor sentiment; and the restrictions on our operations resulting from indebtedness incurred during our separation from Morgan Stanley.

Additional factors that could cause Discover Financial Services' results to differ materially from those described in the forward-looking statements can be found under “Part I. Item 1A. Risk Factors” in the Company's Annual Report on Form 10-K for the year ended November 30, 2007 and “Part II. Other Information – Item 1A. Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended May 31, 2008, filed with the SEC and available at the SEC's internet site (http://www.sec.gov).

Discover Financial Services
GAAP Basis
(unaudited, dollars in thousands, except per
share statistics)	Quarter Ended
	Aug 31, 2008	May 31, 2008	Aug 31, 2007

Earnings Summary
Interest Income	$681,692	$612,063	$674,864
Interest Expense	305,643	313,248	317,124
Net Interest Income	376,049	298,815	357,740
Other Income	875,121	844,892	804,047
Revenue Net of Interest Expense	1,251,170	1,143,707	1,161,787
Provision for Loan Losses	364,838	210,969	145,827
Employee Compensation and Benefits	222,426	218,290	210,541
Marketing and Business Development	137,928	132,038	153,786
Information Processing & Communications	76,675	79,449	83,779
Professional Fees	82,775	81,392	88,111
Premises and Equipment	20,274	19,803	19,962
Other Expense	72,469	75,853	69,705
Total Other Expense	612,547	606,825	625,884
Income (Loss) Before Income Taxes	273,785	325,913	390,076
Tax Expense	94,885	124,370	145,925
Income From Continuing Operations	178,900	201,543	244,151
Discontinued Operations, Net of Tax [1]	1,153	32,605	(41,911)
Net Income (Loss) [1]	$180,053	$234,148	$202,240

Effective Tax Rate From Continuing Operations	34.7%	38.2%	37.4%

Balance Sheet Statistics [2]
Total Assets	$37,283,548	$34,020,245	$31,683,866
Total Equity	$6,000,393	$5,849,691	$5,667,282
Total Tangible Equity	$5,539,274	$5,538,240	$5,350,377
Tangible Equity/Total Owned Assets	14.9%	16.3%	16.9%
ROE [1]	12%	16%	14%
ROE from Continuing Operations	12%	14%	17%

Allowance for Loan Loss (period end)	$959,769	$846,775	$629,458
Change in Loan Loss Reserves	$112,994	$(13,603)	$(15,243)
Reserve Rate	4.41%	4.28%	3.28%
Interest-only Strip Receivable (period end)	$408,649	$447,994	$353,091
Net Revaluation of Retained Interests	$(33,513)	$(44,473)	$(23,905)

Per Share Statistics
Basic EPS [1]	$0.38	$0.49	$0.42
Basic EPS from Continuing Operations	$0.38	$0.42	$0.51
Diluted EPS [1]	$0.37	$0.48	$0.42
Diluted EPS from Continuing Operations	$0.37	$0.42	$0.51
Stock Price (period end)	$16.45	$17.15	$23.14
Book Value	$12.51	$12.20	$11.87
Ending Shares Outstanding (000's)	479,764	479,346	477,328
Weighted Average Shares Outstanding (000's)	479,618	479,270	477,272
Weighted Average Shares Outstanding (fully diluted) (000's)	484,128	483,753	480,071

Loan Receivables [2]
Total Loans - Owned	$21,767,483	$20,502,063	$19,170,450
Average Total Loans - Owned	$21,053,804	$19,890,330	$19,812,392

Interest Yield	11.41%	10.40%	11.20%
Net Principal Charge-off Rate	4.76%	4.49%	3.23%
Delinquency Rate (over 30 days)	3.58%	3.54%	2.81%
Delinquency Rate (over 90 days)	1.73%	1.81%	1.31%

Transactions Processed on Networks (000's)
Discover Network	388,504	370,596	384,335
PULSE Network	713,791	703,404	593,866
Total	1,102,295	1,074,000	978,201

Volume
PULSE Network	$28,364,575	$27,830,403	$22,372,106
Third-Party Issuers	1,711,617	1,603,006	1,492,568
Diners Club International [3]	5,226,984	-	-
Total Third-Party Payments	35,303,176	29,433,409	23,864,674
Discover Network - Proprietary [4]	25,117,321	23,621,519	24,411,714
Total	$60,420,497	$53,054,928	$48,276,388

1 The quarter ended May 31, 2008 includes income from discontinued operations, net of tax of $32.6 million consisting of a $21 million gain related to disposition of the Goldfish business and income of $12 million related to the Goldfish business operations.

2 Based on Continuing Operations except equity and ROE.  Equity is based on company's equity.

3 Volume is derived from data provided by licensees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment.

4 Gross proprietary sales volume on the Discover Network.

Discover Financial Services
Managed Basis [1]
(unaudited, dollars in thousands)
	Quarter Ended
	Aug 31, 2008	May 31, 2008	Aug 31, 2007

Earnings Summary
Interest Income	$1,638,250	$1,572,697	$1,626,808
Interest Expense	534,887	550,629	703,024
Net Interest Income	1,103,363	1,022,068	923,784
Other Income	536,997	492,207	510,525
Revenue Net of Interest Expense	1,640,360	1,514,275	1,434,309
Provision for Loan Losses	754,028	581,537	418,349
Employee Compensation and Benefits	222,426	218,290	210,541
Marketing and Business Development	137,928	132,038	153,786
Information Processing & Communications	76,675	79,449	83,779
Professional Fees	82,775	81,392	88,111
Premises and Equipment	20,274	19,803	19,962
Other Expense	72,469	75,853	69,705
Total Other Expense	612,547	606,825	625,884
Income (Loss) Before Income Taxes	273,785	325,913	390,076
Tax Expense	94,885	124,370	145,925
Income From Continuing Operations	178,900	201,543	244,151
Discontinued Operations, Net of Tax [2]	1,153	32,605	(41,911)
Net Income (Loss) [2]	$180,053	$234,148	$202,240

Balance Sheet Statistics [3]
Total Assets	$65,632,825	$62,148,577	$59,688,962
Total Equity [4]	$6,000,393	$5,849,691	$5,667,282
Total Tangible Equity [4]	$5,539,274	$5,538,240	$5,350,377
Tangible Equity/Net Managed Receivables	11.2%	11.8%	11.4%
Tangible Equity/Total Managed Assets	8.4%	8.9%	9.0%

Net Yield on Loan Receivables	8.95%	8.57%	7.80%
Return on Loan Receivables	1.45%	1.69%	2.06%

Loan Receivables [3]
Total Loans - Managed	$50,427,305	$47,841,491	$47,444,107
Average Total Loans - Managed	$49,019,083	$47,472,077	$47,016,472

Managed Interest Yield	12.67%	12.41%	12.75%
Managed Net Principal Charge-off Rate	5.20%	4.99%	3.66%
Managed Delinquency Rate (over 30 days)	3.85%	3.81%	3.16%
Managed Delinquency Rate (over 90 days)	1.88%	1.96%	1.48%

Credit Card Volume	$28,611,680	$25,596,794	$27,171,729
Credit Card Sales Volume	$24,601,611	$22,457,651	$23,527,999

Segment - Income Before Income Taxes
U.S. Card	$245,241	$309,123	$380,637
Third-Party Payments	28,544	16,790	9,439
Total	$273,785	$325,913	$390,076

1 Managed basis assumes loans that have been securitized were not sold and presents earnings and statistical information on these loans in a manner similar to the way loans that have not been sold are presented.  See Reconciliation of GAAP to Managed Data schedule.

2 The quarter ended May 31, 2008 includes income from discontinued operations, net of tax of $32.6 million consisting of a $21 million gain related to disposition of the Goldfish business and income of $12 million related to the Goldfish business operations.

3 Based on Continuing Operations.  Equity is based on company's equity.

4 Balance on a GAAP and Managed basis is the same.

Discover Financial Services
U.S. Card Segment
Managed Basis [1]
(unaudited, dollars in thousands)
	Quarter Ended
	Aug 31, 2008	May 31, 2008	Aug 31, 2007

Earnings Summary
Interest Income	$1,637,588	$1,572,164	$1,626,214
Interest Expense	534,870	550,629	703,024
Net Interest Income	1,102,718	1,021,535	923,190
Other Income	482,311	455,074	481,060
Revenue Net of Interest Expense	1,585,029	1,476,609	1,404,250
Provision for Loan Losses	754,028	581,537	418,349
Total Other Expense	585,760	585,949	605,264
Income (Loss) Before Income Taxes	$245,241	$309,123	$380,637

Net Yield on Loan Receivables	8.95%	8.56%	7.79%
Pretax Return on Loan Receivables	1.99%	2.59%	3.21%

Loan Receivables
Total Loans	$50,427,305	$47,841,491	$47,444,107
Average Total Loans	$49,019,083	$47,472,077	$47,016,472

Managed Interest Yield	12.67%	12.41%	12.75%
Managed Net Principal Charge-off Rate	5.20%	4.99%	3.66%
Managed Delinquency Rate (over 30 days)	3.85%	3.81%	3.16%
Managed Delinquency Rate (over 90 days)	1.88%	1.96%	1.48%

Credit Card Loans
Credit Card Loans - Managed	$49,348,507	$47,124,842	$47,352,098
Average Credit Card Loans - Managed	$48,168,124	$46,857,480	$46,926,260

Managed Interest Yield	12.70%	12.43%	12.76%
Managed Net Principal Charge-off Rate	5.28%	5.05%	3.67%
Managed Delinquency Rate (over 30 days)	3.92%	3.85%	3.16%
Managed Delinquency Rate (over 90 days)	1.92%	1.99%	1.48%

Total Credit Card Volume	$28,611,680	$25,596,794	$27,171,729
Sales Volume	$24,601,611	$22,457,651	$23,527,999

1 Managed basis assumes loans that have been securitized were not sold and presents earnings and statistical information on these loans in a manner similar to the way loans that have not been sold are presented.  See Reconciliation of GAAP to Managed Data schedule.

Discover Financial Services
Third-Party Payments Segment
(unaudited, dollars in thousands)
	Quarter Ended
	Aug 31, 2008	May 31, 2008	Aug 31, 2007

Earnings Summary
Interest Income	$662	$533	$594
Interest Expense	17	-	-
Net Interest Income	645	533	594
Other Income	54,686	37,133	29,465
Revenue Net of Interest Expense	55,331	37,666	30,059
Provision for Loan Losses	-	-	-
Total Other Expense	26,787	20,876	20,620
Income (Loss) Before Income Taxes	$28,544	$16,790	$9,439

Volume
PULSE Network	$28,364,575	$27,830,403	$22,372,106
Third-Party Issuers	1,711,617	1,603,006	1,492,568
Diners Club International [1]	5,226,984	-	-
Total Third-Party Payments	$35,303,176	$29,433,409	$23,864,674

Transactions Processed on PULSE Network (000's)	713,791	703,404	593,866

1 Volume is derived from data provided by licensees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment.

Discover Financial Services
Reconciliation of GAAP to Managed Data [1]
(unaudited, dollars in thousands)

	Quarter Ended
	Aug 31, 2008	May 31, 2008	Aug 31, 2007

Interest Income
GAAP Basis	$681,692	$612,063	$674,864
Securitization Adjustments [1]	956,558	960,634	951,944
Managed Basis	$1,638,250	$1,572,697	$1,626,808

Interest Expense
GAAP Basis	$305,643	$313,248	$317,124
Securitization Adjustments	229,244	237,381	385,900
Managed Basis	$534,887	$550,629	$703,024

Net Interest Income
GAAP Basis	$376,049	$298,815	$357,740
Securitization Adjustments	727,314	723,253	566,044
Managed Basis	$1,103,363	$1,022,068	$923,784

Other Income
GAAP Basis	$875,121	$844,892	$804,047
Securitization Adjustments	(338,124)	(352,685)	(293,522)
Managed Basis	$536,997	$492,207	$510,525

Revenue Net of Interest Expense
GAAP Basis	$1,251,170	$1,143,707	$1,161,787
Securitization Adjustments	389,190	370,568	272,522
Managed Basis	$1,640,360	$1,514,275	$1,434,309

Provision for Loan Losses
GAAP Basis	$364,838	$210,969	$145,827
Securitization Adjustments	389,190	370,568	272,522
Managed Basis	$754,028	$581,537	$418,349

Total Assets
GAAP Basis	$37,283,548	$34,020,245	$31,683,866
Securitization Adjustments	28,349,277	28,128,332	28,005,096
Managed Basis	$65,632,825	$62,148,577	$59,688,962

Tangible Equity/Total Assets
GAAP Basis	14.9%	16.3%	16.9%
Securitization Adjustments	19.5%	19.7%	19.1%
Managed Basis	8.4%	8.9%	9.0%

Loan Receivables
Total Loans
GAAP Basis	$21,767,483	$20,502,063	$19,170,450
Securitization Adjustments	28,659,822	27,339,428	28,273,657
Managed Basis	$50,427,305	$47,841,491	$47,444,107

Average Total Loans
GAAP Basis	$21,053,804	$19,890,330	$19,812,392
Securitization Adjustments	27,965,279	27,581,747	27,204,080
Managed Basis	$49,019,083	$47,472,077	$47,016,472

Interest Yield
GAAP Basis	11.41%	10.40%	11.20%
Securitization Adjustments	13.61%	13.86%	13.88%
Managed Basis	12.67%	12.41%	12.75%

Net Principal Charge-off Rate
GAAP Basis	4.76%	4.49%	3.23%
Securitization Adjustments	5.54%	5.34%	3.97%
Managed Basis	5.20%	4.99%	3.66%

Delinquency Rate (over 30 days)
GAAP Basis	3.58%	3.54%	2.81%
Securitization Adjustments	4.06%	4.01%	3.40%
Managed Basis	3.85%	3.81%	3.16%

Delinquency Rate (over 90 days)
GAAP Basis	1.73%	1.81%	1.31%
Securitization Adjustments	2.00%	2.07%	1.60%
Managed Basis	1.88%	1.96%	1.48%

Credit Card Loans
Credit Card Loans
GAAP Basis	$20,688,685	$19,785,414	$19,078,441
Securitization Adjustments	28,659,822	27,339,428	28,273,657
Managed Basis	$49,348,507	$47,124,842	$47,352,098

Average Credit Card Loans
GAAP Basis	$20,202,845	$19,275,733	$19,722,180
Securitization Adjustments	27,965,279	27,581,747	27,204,080
Managed Basis	$48,168,124	$46,857,480	$46,926,260

Interest Yield
GAAP Basis	11.45%	10.40%	11.22%
Securitization Adjustments	13.61%	13.86%	13.88%
Managed Basis	12.70%	12.43%	12.76%

Net Principal Charge-off Rate
GAAP Basis	4.92%	4.63%	3.24%
Securitization Adjustments	5.54%	5.34%	3.97%
Managed Basis	5.28%	5.05%	3.67%

Delinquency Rate (over 30 days)
GAAP Basis	3.72%	3.63%	2.80%
Securitization Adjustments	4.06%	4.01%	3.40%
Managed Basis	3.92%	3.85%	3.16%

Delinquency Rate (over 90 days)
GAAP Basis	1.81%	1.87%	1.31%
Securitization Adjustments	2.00%	2.07%	1.60%
Managed Basis	1.92%	1.99%	1.48%

1 Securitization Adjustments present the effect of loan securitization by recharacterizing as securitization income the portions of the following items that relate to the securitized loans: interest income, interest expense, provision for loan losses, discount and interchange revenue and loan fee revenues.  Securitization income is reported in other income.

The data is presented on both a "managed" loan basis and as reported under generally accepted accounting principles ("owned" loan basis). Managed loan data assume that the company's securitized loan receivables have not been sold and presents the results of securitized loan receivables in the same manner as the company's owned loans. The company operates its business and analyzes its financial performance on a managed basis. Accordingly, underwriting and servicing standards are comparable for both owned and securitized loans. The company believes that managed loan information is useful to investors because it provides information regarding the quality of loan origination and credit performance of the entire managed portfolio and allows investors to understand the related credit risks inherent in owned loans and retained interests in securitizations. Managed loan data is also relevant because the company services the securitized and owned loans, and the related accounts, in the same manner without regard to ownership of the loans. In addition, investors often request information on a managed basis which provides a more meaningful comparison to industry competitors.